EXHIBIT A

                     [PriceWaterhouseCoopers LLP Letterhead]





November 4, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C., 20549



Commissioners,

We have read the statement made by RSI Retirement Trust (copy attached) which we understand will be filed with the Commission pursuant to Item 9(d) of the Proxy Statement and Item 77K of Form N-SAR. We agree with the statements concerning our firm contained therein.



Very truly yours,

/s/ PriceWaterhouseCoopers LLP
------------------------------
PriceWaterhouseCoopers LLP



cc:   Stephen P. Pollak
      Executive Vice President, Counsel and Secretary